Exhibit 99.1

News Release

Contact:
Thomas Lyles
Chief Executive Officer and President
875 Lowcountry Blvd
Mount Pleasant, SC 29464
(843) 388-8433

Tidelands Bancshares Announces Quarterly Results

Tidelands Bancshares, Inc., the holding company for Tidelands Bank, announced that the net income for the quarter ended June 30, 2014 was $30,886 as compared to a net loss of $756,294 for the same period of 2013.   Net loss available to common shareholders after the preferred dividend was $355,945 as compared to $1,129,069 for the second quarter of 2013.  For the six months ended June 30, 2014, the net loss was $101,057 as compared to a net loss of $1,297,512 for the same period of 2013.  The net loss available to common shareholders was $700,141 as compared to the net loss of $1,914,125 for the six months of 2013.  Asset quality showed continued improvement as nonaccrual loans stood at $12.2 million at June 30, 2014 down 13.0% from $14.0 million at year end 2013.  Total assets were $485.2 million at June 30, 2014 representing a slight decline from $486.8 million at year end 2013.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkeley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ OTC US market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of December 31, 2013 is audited. Our summary consolidated financial data as of June 30, 2014 and for the three and six months ended June 30, 2014 and 2013 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

	June 30,	December 31,
Assets:	2014	2013
	(Unaudited)	(Audited)
Cash and cash equivalents:
Cash and due from banks	$5,435,035	$4,079,965
Interest bearing balances	14,846,692	15,198,532
Total cash and cash equivalents	20,281,727	19,278,497
Securities available-for-sale	83,351,210	80,839,795
Nonmarketable equity securities	1,083,400	1,276,400
Total securities	84,434,610	82,116,195
Loans receivable	327,893,911	331,088,969
Less allowance for loan losses	5,148,710	6,026,110
Loans, net	322,745,201	325,062,859
Premises, furniture and equipment, net	21,126,897	21,061,882
Accrued interest receivable	1,424,170	1,501,379
Bank owned life insurance	16,067,431	15,855,148
Other real estate owned	16,962,099	18,692,607
Other assets	2,155,075	3,195,703
Total assets	$485,197,210	$486,764,270

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$25,334,256	$21,388,282
Interest-bearing transaction accounts	40,090,475	44,740,415
Savings and money market accounts	100,350,734	92,459,062
Time deposits $100,000 and over	168,358,093	172,496,459
Other time deposits	100,635,467	105,839,263
Total deposits	434,769,025	436,923,481

Securities sold under agreements to repurchase	10,000,000	10,000,000
Advances from Federal Home Loan Bank	13,000,000	13,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	—	600,000
Accrued interest payable	2,977,071	2,692,018
Other liabilities	4,425,335	4,146,321
Total liabilities	479,605,431	481,795,820

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding	14,448,000	14,448,000
Common stock, $.01 par value, 75,000,000 shares authorized; 4,277,176
shares issued and outstanding	42,772	42,772
Common stock-warrant, 571,821 shares outstanding	1,112,248	1,112,248
Unearned ESOP shares	—	(1,183,898)
Capital surplus	41,550,104	42,708,140
Retained deficit	(49,551,338)	(48,851,197)
Accumulated other comprehensive loss	(2,010,007)	(3,307,615)
Total shareholders’ equity	5,591,779	4,968,450
Total liabilities and shareholders’ equity	$485,197,210	$486,764,270

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the six and three months ended June 30, 2014 and 2013
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$7,973,764	$8,224,970	$4,026,565	$4,135,787
Securities available for sale, taxable	871,105	490,262	430,542	310,104
Interest bearing deposits	14,948	30,142	8,563	9,729
Other interest income	22,439	24,673	10,986	11,094
Total interest income	8,882,256	8,770,047	4,476,656	4,466,714
Interest expense:
Time deposits $100,000 and over	1,119,795	1,157,123	565,222	572,917
Other deposits	817,935	1,058,372	415,710	488,096
Other borrowings	638,408	845,928	322,086	410,741
Total interest expense	2,576,138	3,061,423	1,303,018	1,471,754
Net interest income	6,306,118	5,708,624	3,173,638	2,994,960
Provision for loan losses	71,000	390,000	30,000	205,000
Net interest income after provision for loan losses	6,235,118	5,318,624	3,143,638	2,789,960
Noninterest income:
Service charges on deposit accounts	18,713	19,120	8,791	8,949
Residential mortgage origination income	63,064	93,867	28,046	57,842
Loss on sale of securities available-for-sale	—	(128,177)	—	(135,077)
Other service fees and commissions	250,536	247,861	142,661	135,841
Increase in cash surrender value of BOLI	212,283	216,632	107,225	109,015
Loss on extinguishment of debt	—	(43,725)	—	—
Other	4,038	4,281	2,046	2,285
Total noninterest income	548,634	409,859	288,769	178,855
Noninterest expense:
Salaries and employee benefits	2,976,611	2,995,590	1,476,491	1,535,675
Net occupancy	734,603	829,399	366,107	417,132
Furniture and equipment	502,657	426,301	260,114	216,544
Other real estate owned expense	265,227	366,567	63,015	200,973
Other operating	2,397,711	2,408,138	1,227,794	1,354,785
Total noninterest expense	6,876,809	7,025,995	3,393,521	3,725,109
Income (loss) before income taxes	(93,057)	(1,297,512)	38,886	(756,294)
Income tax expense	8,000	—	8,000	—
Net income (loss)	(101,057)	(1,297,512)	30,886	(756,294)
Accretion of preferred stock to redemption value	—	126,476	—	63,238
Preferred dividends accrued	599,084	490,137	386,831	309,537
Net loss available to common shareholders	$(700,141)	$(1,914,125)	$(355,945)	$(1,129,069)
Comprehensive Income (loss):
Net income (loss)	(101,057)	(1,297,512)	30,886	(756,294)
Unrealized gain (loss) on securities available for sale	2,092,916	(2,948,393)	999,806	(2,224,204)
Reclassification adjustment for realized loss on securities	—	128,177	—	135,077
Tax effect	(795,308)	1,071,682	(379,927)	793,868
Comprehensive income (loss)	$1,196,551	$(3,046,046)	$650,765	$(2,051,553)

Basic loss per common share	$(0.17)	$(0.47)	$(0.08)	$(0.28)
Diluted loss per common share	$(0.17)	$(0.47)	$(0.08)	$(0.28)
Weighted average common shares outstanding
Basic	4,204,413	4,103,745	4,220,991	4,105,061
Diluted	4,204,413	4,103,745	4,220,991	4,105,061